PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JUNE 18, 1997)



                4,000,000 TRUST CONVERTIBLE PREFERRED SECURITIES

                            MCKESSON FINANCING TRUST

                    5% TRUST CONVERTIBLE PREFERRED SECURITIES

          (LIQUIDATION AMOUNT $50 PER CONVERTIBLE PREFERRED SECURITY)

                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                              MCKESSON CORPORATION

                              --------------------



      This Prospectus Supplement supplements and amends the Prospectus dated

 June 18, 1997 (the "Prospectus") relating to the 5% Trust Convertible

 Preferred Securities (the "Convertible Preferred Securities"), which represent preferred undivided beneficial interests in the assets of

 McKesson Financing Trust, a statutory business trust formed under the laws of the State of Delaware, and the shares of common stock, par value $.01 per share, of McKesson Corporation, a Delaware corporation ("McKesson"),

 issuable upon conversion of the Convertible Preferred Securities.



      On October 29, 1997, McKesson's board declared a two-for-one split of its common stock to be effected in the form of a stock dividend distributable January 2, 1998 to stockholders of record on December 1,

 1997.



      The table on pages 56 through 58 of the Prospectus, which sets forth information with respect to the Selling Holders (as defined in the

 Prospectus) and the respective amounts of Convertible Preferred Securities beneficially owned by each Selling Holder that may be offered pursuant to the Prospectus (as supplemented and amended), is hereby amended by the deletion of item 20 and the substitution therefor of a new item 20 as follows:







                            Convertible                               Convertible Preferred
                            Preferred          Number of                 Securities Owned
                            Securities Owned   Convertible Preferred      After Offering
"Selling Holder             Prior to Offering  Securities Offered     ---------------------
---------------             ------------------ ---------------------
                            Number   Percent                           Number   Percent
                            ------   -------                           ------   -------

 20. Goldman, Sachs & Co.   217,500   5.44%        17,500
    200,000    5.00%




   The Prospectus, together with this Prospectus Supplement, constitutes the prospectus required to be delivered by Section 5(b) of the Securities

 Act of 1933, as amended, with respect to offers and sales of the

 Convertible Preferred Securities and McKesson Common Stock issuable upon conversion of the Convertible Preferred Securities.  All references in the

 Prospectus to "this Prospectus" are hereby amended to read "this Prospectus

 (as supplemented and amended)".



 PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER MATTERS DISCUSSED UNDER THE

 CAPTION "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS.



 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES

 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION

 PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
 REPRESENTATION
 TO THE CONTRARY IS A CRIMINAL OFFENSE.



 The date of this Prospectus Supplement is August 17, 1998.